Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Viper Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.000001	Rule 457(c)	203,172,011	$37.20	$7,557,998,809.20	0.00015310	$1,157,129.62

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$1,157,129.62

	Total Fees Previously Paid							—

	Total Fee Offsets							$606,231.88(4)

	Net Fee Due							$550,897.74

(1)	Represents securities registered for resale by the selling stockholders identified in the registration statement or to be identified in a prospectus supplement.
(2)
Consists of
shares
of the registrant’s Class A common stock, par value $0.000001 per share (“Class A common stock”), that are being registered for offer and resale by the selling stockholders named in this registration statement and related prospectus, which are issuable upon the exercise of certain exchange rights. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based upon the average of the high and low prices of the Class A common stock, as reported on The Nasdaq Global Select Market on August 20, 2025.

(4)	See Notes (2) and (3) to Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Claimed

Rule 457(p)

Fee Offset Claims	Viper Energy, Inc.(1)	Form S-3	333-286315	April 1, 2025		$84,049.59(2)	Equity	Class A common stock	12,493,697(2)	$548,984,909.98(2)

Fee Offset Sources	Viper Energy, Inc.(1)	Form S-3	333-286315		April 1, 2025						$84,049.59(2)

Fee Offset Claims	Viper Energy, Inc.(1)	Form S-3	333-277668	March 5, 2024		$522,182.29(3)	Equity	Class A common stock	98,656,453(3)	$3,537,820,405(3)

Fee Offset Sources	Viper Energy, Inc.(1)	Form S-3	333-277668		March 5, 2024						$522,182.29(3)
(1)
On August 19, 2025, Viper Energy, Inc. consummated a merger transaction with Sitio Royalties Corp. pursuant to an Agreement and Plan of Merger, dated June 2, 2025. For SEC reporting purposes, the Registrant’s predecessor is Viper Energy, Inc. (now known as VNOM Sub, Inc.) for the period prior to August 19, 2025.

(2)
Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 12,493,697 unsold shares of Class A common stock with a maximum aggregate offering price of $548,984,909.98 that were previously registered under a Registration Statement on Form
S-3
with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2025 (File
No. 333-286315)
(“Registration Statement I”) and became effective on filing on April 1, 2025. A filing fee of $84,049.59 with respect to 12,493,697 shares of Class A common stock with a maximum aggregate offering price of $548,984,909.98 was paid in connection with the filing of Registration Statement I, which will continue to be applied to the unsold shares of Class A common stock included on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 203,172,011 shares of Class A common stock being registered
h
ereby is offset by $84,049.59 in registration fees previously paid with respect to the shares of Class A common stock that were registered but not sold pursuant to the Registration Statement I. All offerings under Registration Statement I have been terminated.

(3)
Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 98,656,453 unsold shares of Class A common stock with a maximum aggregate offering price of $3,537,820,405 that were previously registered under a Registration Statement on Form
S-3
with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2024 (File
No. 333-277668)
(“Registration Statement II”) and declared effective on March 5, 2024. A filing fee of $522,182.29 with respect to 98,656,453 shares of Class A common stock with a maximum aggregate offering price of $3,537,820,405 was paid in connection with the filing of Registration Statement II, which will continue to be applied to the unsold shares of Class A common stock included on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 203,172,011 shares of Class A common stock being registered hereby is offset by $522,182.29 in registration fees previously paid with respect to the shares of Class A common stock that were registered but not sold pursuant t
o th
e Registration Statement II. All offerings under Registration Statement II have been terminated.